Exhibit 3.1(a)
~~SECOND~~THIRD AMENDED AND RESTATED ~~BY LAWS~~BYLAWS
OF
QUEST RESOURCE CORPORATION
ARTICLE I
OFFICES
     The principal office of the corporation shall be located in the County of Oklahoma, State of Oklahoma. The corporation may have such other offices or relocate its principal ~~offices~~office either within or without the state of incorporation as the Board of Directors may designate or as the business of the corporation may require from time to time.
     The registered office of the corporation required by the ~~Articles of Incorporation~~Nevada Revised Statutes (“NRS”) to be maintained in the state of incorporation may be, but need not be, identical with the principal ~~offices~~office in the state of incorporation and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
STOCKHOLDERS
     Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors shall determine by resolution. ~~If the election of directors shall not be held on the day thus designated for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders called for that purpose as soon thereafter as may be practicable.~~
     Section 2. Special Meeting. A special meeting of the ~~holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided by the Articles of Incorporation, may be called at any time and place~~stockholders may be called only by the Chairman of the Board, the President or the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.
     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation.
     Section 4. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in the Articles of Incorporation and in this Section 4 of Article II shall be eligible for election as directors at a meeting of stockholders. Nomination of persons for election to the Board of Directors of the ~~Corporation~~corporation at a meeting of the stockholders may be made (a) by or at the direction of the Board of Directors or ~~may be made at a meeting of stockholders~~a committee of the Board of Directors, or (b) by any stockholder of the

~~Corporation~~corporation entitled to vote for the election of ~~Directors~~directors at the meeting ~~in compliance~~if the stockholder complies with the notice procedures set forth in the Articles of Incorporation and in this Section 4 of ~~ARTICLE II. Such nomination~~Article II. To be properly brought before the meeting, such nominations, other than those made by or at the direction of the Board~~, shall~~ or a committee thereof, must be made pursuant to timely notice in writing to the Secretary of the ~~Corporation~~corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the ~~Corporation~~corporation not less than fourteen (14) days nor more than fifty (50) days prior to the meeting; provided, however, that in the event that less than twenty-one (21) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the seventh (7th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a ~~Director~~director, (i) the name, age, business address and, if known, residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, ~~and~~ (iii) the number of shares of stock of the ~~Corporation~~corporation which are beneficially owned by the proposed nominee and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the ~~"~~“Exchange Act~~"~~”); and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the ~~Corporation~~corporation which are beneficially owned by the stockholder~~. The Corporation~~ , and shall include the consent of each nominee to serve as director of the corporation if so elected. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the ~~Corporation~~corporation to determine the eligibility of such proposed nominee to serve as ~~Director of the Corporation~~a director of the corporation and to determine the independence of such nominee. No person shall be eligible for election as a ~~Director~~director of the ~~Corporation~~corporation at a meeting of the stockholders unless such person has been nominated in accordance with the procedures set forth ~~herein. If the facts warrant, the Chairman~~in the Articles of Incorporation and in this Section 4 of Article II. The chairperson of the meeting shall have the power and duty to determine ~~and declare to the meeting that~~ whether a nomination ~~does not satisfy~~ satisfies the requirements set forth in the preceding sentence and ~~the~~if a nomination does not satisfy such requirements, to declare that such defective nomination shall be disregarded. ~~Nothing in this Section 4 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.~~
     Section 5. Presentation of Business at Stockholders’ Meetings. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before ~~a meeting, business~~an annual meeting of stockholders, business (which for purposes of this Section 5 of Article II excludes nominations of directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before ~~a~~an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the ~~Corporation~~corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the ~~Corporation~~corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the annual meeting; provided, however, that in the event that less than sixty-five (65) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the ~~Corporation~~corporation which are beneficially owned by the stockholder and (iii) any material interest of the stockholder in such business. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. No business shall be conducted at a meeting of the stockholders unless proposed in accordance with the procedures set forth herein. The ~~Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent~~chairperson of the meeting shall have the power and duty to determine whether proposed business satisfies the requirements set forth in the preceding sentence and, if such proposed business does not satisfy such requirements, to declare that such proposal shall be disregarded. Nothing in this Section 5 of Article II shall be deemed ~~by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the~~to affect any right of ~~stockholders~~a stockholder to request inclusion of ~~a proposal in the Corporation’~~proposed business in, nor the right of the corporation to omit such proposed business from, the corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act~~, such rule shall prevail.~~. For purposes of Section 4 and this Section 5 of Article II, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
     Section 6. Notice of Meeting. ~~Written or printed notice, stating the place, day, and hour of the meeting and the purpose or purposes for which meeting is called, shall be delivered not less than 10 days nor more than 60 days before such meeting.~~Notice of each annual or special meeting of stockholders shall be in writing and shall be signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the Board of Directors shall designate. The notice must state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote. A copy of the notice must be delivered personally or mailed postage prepaid to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting. If mailed, it must be directed to the stockholder at the stockholder’s address as it appears upon the records of the corporation, and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the stockholder. Additionally, any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice need not be given pursuant to the NRS. If a stockholders’ meeting is adjourned to another date, time or place, notice need not be given of the date, time or place of the adjourned meeting if they are announced at the meeting at which the adjournment is taken, provided that if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.
     Section 7. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, or stockholders entitled to receive payment of any dividend; or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of stockholders. Such date, in case of a meeting of stockholders, shall be not more than sixty days or less than ten days prior to the date ~~on which the particular action requiring such~~of the meeting. A determination of stockholders ~~is to be taken.~~of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.
     Section 8. Quorum. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than one-third of the outstanding shares are represented at a meeting, the chairperson of the meeting or a majority of the shares so represented may adjourn the meeting from time to time without further notice, except as otherwise provided in these Bylaws. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Section 9. Manner of Acting. ~~The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of~~Action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless a greater proportion ~~or number or voting by classes is otherwise~~is required by ~~statute or by~~applicable law, the Articles of Incorporation or these ~~bylaws~~Bylaws. Except as otherwise provided by law or by the Articles of Incorporation or by these Bylaws, directors shall be elected by a plurality of the votes cast at the election of directors.
     Section 10. Presiding Officers. Meetings of the stockholders shall be presided over by such person who is chosen by the Board of Directors, or, if none, by the Chairman of the Board, or, if the Chairman of the Board is not present, by the Chief Executive Officer, or, if the Chief Executive Officer is not present, by the President, or, if the President is not present, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the Secretary of the corporation, or, if the Secretary is not present, an assistant secretary, if any, or, if an assistant secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the chairperson at the meeting.
     Section 11. Order of Business. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion. The chairperson shall have the power to adjourn the meeting to another place, date and time.
     Section 12. ~~Section 10.~~ Proxies. At all meetings of stockholders, a stockholder may vote by proxy ~~executed in writing by the stockholder or by his duly authorized attorney-in-fact~~. Such proxy shall be filed with the ~~secretary~~Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its ~~execution~~creation unless coupled with an interest, or unless the ~~person executing it~~stockholder specifies therein the length of time it is~~,~~ to continue in force, which ~~in no case~~may not exceed 7 years from the date of its ~~execution.~~creation.
     Section 13. ~~Section 11.~~ Voting of Shares. Except as otherwise set forth in this Article II, each outstanding share of common stock shall entitle the registered holder thereof to one vote upon each matter submitted to a vote at a meeting of stockholders.
     Section 14. ~~Section 12.~~ Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy of the other corporation as the articles of incorporation or bylaws of such ~~officer, agent, or proxy of the other corporation as the bylaws of~~ corporation may prescribe or, in the absence~~,~~ of such provision, as the board of directors of such corporation may determine.
     Shares held by an administrator, executor, guardian, or conservator may be voted by ~~him~~such person, either in person or by proxy, without a transfer of such shares into ~~his~~such person’s name. Shares standing in the name of a trustee may be voted by ~~him~~the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by ~~him~~the trustee without a transfer of the shares into ~~his~~the trustee’s name.
     Shares standing in name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.
     A stockholder whose shares are pledged ~~shall be~~ is entitled to vote such shares ~~until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to~~, unless in the pledge the pledgor has expressly empowered the pledgee to vote the shares, in which case only the pledgee or the proxy of the pledgee may vote the shares ~~so transferred~~.
     Neither treasury shares nor shares held by another corporation, if the majority of shares entitled to vote for the election of directors of such other corporation is held by the corporation,

may be voted, directly or indirectly, at any meeting or counted in determining the total number of outstanding shares at any given time.
     Redeemable shares which have been called for redemption shall not be entitled to vote on any matter, and shall not be deemed outstanding shares, on and after the date on which written notice of redemption has been mailed to stockholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of the certificates, if any, representing such shares.
     Section 15. ~~Section 13. Informal~~ Action by Written Consent of Stockholders. Any action required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders may be taken without a meeting, only if a consent or consents in writing, setting forth the action~~,~~ so taken, shall be signed by stockholders holding 100% of the voting power of the outstanding shares of capital stock of the corporation. A written consent is not valid unless it is (i) signed by the stockholder, (ii) dated as to the date of the stockholder’s signature, and (iii) delivered, within 60 days after the earliest date that a stockholder signed it, in person or by certified or registered mail, return receipt requested, to the corporation’s principal place of business, or to the officer or agent who has custody of the book in which the minutes of meetings of stockholders are recorded. ~~If any action is taken which was authorized by written consent (a) prompt notice of the action must be given to any stockholders who did not consent in writing, and (b) any certificate required to be filed must state that written consent and notice has been given in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes (“NRS”).~~
     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a valid written consent is delivered in accordance with the NRS and these Bylaws. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the NRS, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     In the event of the delivery, in accordance with applicable law, to the corporation of the requisite written consent or consents to take corporate action, the corporation may engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents. For the purpose of permitting the inspectors to perform such review, in the event such inspectors are appointed, no action by written consent without a meeting shall be effective until such date as such appointed independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with applicable law represent the required number of consents necessary to take the corporate action. Nothing contained in this Section shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after any certification by any independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
     Section 16. ~~Section 14.~~ Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order ~~or any stockholder shall demand~~ that voting be by ballot.
     Section 17. ~~Section 15.~~ Certification. The Board of Directors, in its absolute discretion, may adopt by resolution a procedure whereby a stockholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure thus established, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.
ARTICLE III
BOARD OF DIRECTORS
     Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. In addition to the powers and authorities by the ~~Amended~~ Articles of Incorporation and by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     The Board of Directors may~~, by resolution, or resolutions passed by a majority of the whole board,~~ designate one or more committees, each committee to consist of one or more of the directors of the corporation which to the extent provided in the resolution or resolutions, shall have and may exercise the powers of the ~~board~~Board of ~~directors~~Directors in the management of the business and affairs of the corporation ~~to be affixed to all papers on which the corporation desires to place on a seal~~. The Board of Directors may designate one or more directors as alternate members of a committee to replace any member who is disqualified or absent from a meeting of the committee. Except to the extent inconsistent with the provisions of the charter, if any, adopted by the Board of Directors for a committee of the Board of Directors, the provisions of the second and third sentences of Section 3 (“Regular Meetings”) and the provisions of Section 4 (“Special Meetings”), Section 5 (“Notice”), Section 6 (“Quorum”), Section 7 (“Action by Consent of Board of Directors without a Meeting”), Section 8 (“Manner of Acting”) and Section 11 (“Presumption of Assent”) of Article III shall apply to each committee from time to time created by the Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute each committee and its members for the Board of Directors and its members.
     Section  2. Number, Tenure, and Qualification. The number of directors of the corporation shall be as established from time to time by resolution of the Board of Directors. ~~The number of directors shall not be more than 12 nor less than three except that there need be only as many directors as there are stockholders in the event that the outstanding             shares are held of record by fewer than three stockholders.~~ Subject to the provisions of Article VIII, Section 2 of the corporation’s ~~Amended~~ Articles of Incorporation, each director elected at an annual meeting of stockholders shall hold office until the ~~next~~third succeeding annual meeting of stockholders or until his or her successor has been elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the corporation.
     Section  3. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than these Bylaws, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, for the holding of additional regular meetings, without notice other than such resolution. The Board of Directors may hold any such ~~additional~~ regular~~,~~ meetings by telephone conference or ~~other means of electronic~~similar methods of communication by which all ~~directors can hear and speak to each of the other directors. Each person~~persons participating in ~~a telephone conference~~the meeting ~~must sign the minutes thereof.~~can hear each other.
     Section  4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the ~~chairman~~Chairman of the Board ~~of Directors~~, the Chief Executive Officer, the President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of incorporation, as the place for holding, any special meeting of the Board of Directors called by them. The Board of Directors may hold any special meeting by telephone conference or ~~other means of electronic~~similar methods of communication by which all ~~directors can hear and speak to each of the other directors. Each person~~persons participating in ~~a telephone conference~~the meeting ~~must sign the minutes thereof.~~can hear each other.
     Section  5. Notice. Notice of any special meeting shall be given at least ~~one day~~24 hours previous thereto by oral or written notice (including notice by electronic transmission) given or delivered personally to each director; except that in the case of exigency, the Chairman of the Board or Chief Executive Officer may prescribe a shorter period for notice. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of meeting of the Board of Directors ~~by telephone, conference or other means of electronic communication by which such director can hear and speak to each of the other directors. Each person participating in a telephone conference meeting must sign the minutes thereof~~.
     Section  6. Quorum. A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of

Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice o ther than announcement at the meeting, until a quorum is present.
     Section 7. Action by Consent of Board of Directors without a Meeting. Any action required or permitted to be taken by the Board of Directors~~, under any provision of the laws of the state of incorporation~~ may be taken without a meeting if, before or after the action, all members of the Board of Directors shall ~~individually or collectively,~~ consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. ~~Any certificate or other document filed under any provision of the laws of the state of incorporation which relates to an action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting.~~ Such statement shall be prima facie evidence of such authority. The foregoing provisions of this Section notwithstanding, the written consent of an individual director shall not be required to the extent permitted by Section 78.315 of the NRS.
     Section 8. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     ~~The order of Business at any regular meeting or special meeting of the Board of Directors shall be:~~
     ~~1. Calling the roll.~~
     ~~2. Secretary’s proof of due notice of meeting, if required.~~
     ~~3. Reading and disposal of unapproved minutes.~~
     ~~4. Reports of officers.~~
     ~~5. Unfinished business.~~
     ~~6. New business.~~
     ~~7. Adjournment~~
     Section 9. Vacancies. Any vacancy, regardless of whether caused by resignation, removal, death, disability or an increase in the number of directors, occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy caused by a resignation, removal, death or disability shall be elected for the unexpired term of his or her predecessor in office or until his or her successor has been elected and qualified. A director elected to fill a vacancy caused by an increase in the number of directors ~~serves until the next annual meeting of stockholders.~~shall serve for the remainder of the term of the class to which the director is elected or until his or her successor has been elected and qualified.
     Section 10. Compensation. ~~By resolution of~~Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors~~, the~~ shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and ~~may be paid a fixed sum for attendance at~~of each ~~meeting~~committee of the Board of Directors ~~or a stated salary as a director~~. No such ~~payment~~compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual service as a director.
     Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless ~~he~~such director shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 12. Resignation of ~~Officers or~~ Directors. Any director ~~or other officer~~ may resign ~~his office~~ at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation unless a time be fixed in the resignation and then it will take effect from that date. The acceptance of the resignation shall not be required to make it effective. Notwithstanding any later effective date set forth in such notice, the Board of Directors may elect to treat the resignation as effective immediately upon receipt of such notice.
     Section 13. Removal. Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the applicable laws of the state of incorporation.
ARTICLE IV
OFFICERS
     Section 1. ~~Number~~Positions. The officers of the ~~Corporation~~corporation shall be a Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, one or more of Vice Presidents ~~(the number thereof to be determined by the Board of Directors)~~, a Secretary, ~~and a Treasurer, all of whom shall be designated executive officers and~~a Treasurer and such other officers as the Board of Directors from time to time deems necessary or appropriate, each of whom shall be elected ~~by the Board of Directors. Such other officers and assistant officers as may be deemed necessary shall be designated administrative assistant officers and may be appointed by the Chief Executive Officer.~~ or appointed by the Board of Directors. The Board of Directors may delegate to the Chief Executive Officer and/or the President of the corporation the authority to appoint any officer or agent of the corporation and to fill a vacancy other than the Chairman of the Board of Directors, Chief Executive Officer, President, Secretary or Treasurer. Any two or more offices may be held by the same person.
     Section 2. Election and Term of Office. The ~~executive~~ officers of the ~~Corporation~~corporation elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be practicable. Each ~~executive~~ officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent ~~elected or appointed~~may be removed with or without cause at any time by the Board of Directors, provided that any officer appointed by the Chief Executive Officer or the President pursuant to authority delegated to the Chief Executive Officer or the President by the Board of Directors may also be removed ~~by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such~~, with or without cause, at any time by the Chief Executive Officer or the President, as the case may be. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. ~~Election~~The election or appointment of an officer or agent shall not of itself create contract rights.
     Section 4. Vacancies. A vacancy in any ~~executive~~ office, because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors (or by the Chief Executive Officer or the President in the case of a vacancy occurring in an office to which the Chief Executive Officer or the President has been delegated the authority to make appointments).
     Section 5. Duties. All officers of the corporation shall exercise such powers and perform such duties as prescribed in these Bylaws, or as shall be determined by the Board of Directors, provided that the Board of Directors may delegate to the Chief Executive Officer and/or the President of the corporation the authority to prescribe the powers and duties of any officer or agent of the corporation other than the Chairman of the Board of Directors, Chief Executive Officer, President, Secretary or Treasurer.
     Section 6. ~~Section 5.~~ Chairman of the Board of Directors. A Chairman of the Board of Directors shall be elected by the Board of Directors. ~~He~~The Chairman of the Board shall perform all duties as may be prescribed by the Board of Directors from time to time. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.
     Section 7. ~~Section 6.~~ Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the ~~Corporation~~corporation and, subject to the control of the Board of Directors, ~~he~~ shall have full supervisory authority and responsibility for the business and affairs of the ~~Corporation~~corporation and supervisory authority over the other officers. The Chief Executive Officer shall report directly to the Board of Directors. The Chief Executive Officer ~~(i) shall have signatory authority only as delegated to the Chief Executive Officer by the Board of Directors and (ii) in general,~~ shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders. The Chief Executive Officer shall have full power and authority on behalf of the ~~Corporation~~corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the ~~Corporation~~corporation may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership thereof. The Board of Directors from time to time may confer like powers upon any other person or persons.
     Section 8. ~~Section 7.~~ President. ~~The President shall be an executive officer and shall also~~Subject to the control of the Board of

Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board and the Chief Executive Officer, the President shall serve as the chief operating officer of the ~~Corporation. The President shall only have such authority and responsibility as delegated~~corporation and shall perform all duties incidental to this office and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors ~~of the Corporation~~.
     Section 9. ~~Section 8.~~ Chief Financial Officer. The Chief Financial Officer shall be ~~an executive officer and~~ the chief financial officer of the ~~Corporation and shall only have such authority and responsibility as delegated~~corporation and shall perform all duties incidental to this office and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, by the President or by the Board of Directors ~~of the Corporation~~.
     Section 10. ~~Section 9.~~ Vice President. In the absence of the Chief Executive Officer and the President or in the event of their deaths or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform, at the direction of the Board of Directors, the duties of the Chief Executive Officer and/or President, as applicable, and, when so acting, shall have all the powers of the Chief Executive Officer and President, respectively. Any Vice President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, by the President or by the Board of Directors.
     Section 11. ~~Section 10.~~ Secretary. The Secretary shall: (a) keep the minutes of all meetings of the corporation’s stockholders and of the Board of Directors in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the ~~post office~~ address of each stockholder which shall be furnished to the Secretary by such stockholders; (e) sign with the Chief Executive Officer or the President, the certificates, if any, representing shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, by the President or by the Board of Directors.
     Section 12. ~~Section 11.~~ Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. Subject to the supervisory authority of the Chief Executive Officer, ~~he~~the Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the ~~Corporation~~corporation; (b) receive and give receipts for monies due and payable to the ~~Corporation~~corporation from any source whatsoever and deposit all such monies in the name of the ~~Corporation~~corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, by the President or by the Board of Directors. If no Treasurer is in office, the Chief

Financial Officer shall ~~perform and possess the duties, rights and responsibilities of~~act as the Treasurer.
     Section 13. ~~Section 12.~~ Assistant Secretaries and Assistant Treasurers. The assistant secretaries, if any and when authorized by the Chief Executive Officer or the President, may sign with either of the Chief Executive Officer or the President the certificates, if any, representing shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers, if any, shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the President.
     Section 14. ~~Section 13. Salaries~~Compensation. The ~~salaries~~compensation of the ~~executive~~ officers shall be fixed from time to time by the Board of Directors or by a committee of the Board of Directors, or by an officer to whom such authority has been delegated by the Board of Directors or a committee of the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that ~~he~~the officer is also a director of the ~~Corporation~~corporation.
ARTICLE V
CONTRACTS, LOANS, CHECKS, AND DEPOSITS
     Section 1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans. No loans in excess of $5,000 shall be contracted on behalf of the corporation, and no evidence of indebtedness in excess of $5,000 shall be issued in its name, ~~unless~~without the signature of the Chief Executive Officer, the President or a Vice President, unless expressly authorized by ~~a~~ resolution of the Board of Directors. Such ~~authority~~authorization of the Board of Directors may be general or confined to specific instances.
     Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness, issued in the name of the corporation, shall be signed by ~~such~~the Chief Executive Officer, the President or a Vice President, or such other officer or officers or agent or agents of the corporation ~~in such manner~~ as shall from time to time be determined by resolution of the Board of Directors.
     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time-to-time to the credit of the corporation in such banks, trust companies, or other depositories as the Chief Executive Officer, the President or a Vice President may select, except as otherwise specified by resolution of the Board of Directors ~~may select~~.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the classes or series of the corporation’s authorized capital stock as certificated or uncertificated shares.
     Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send the holder of such shares a written statement, signed by officers or agents designated by the corporation for that purpose, certifying as to the number of such uncertificated shares owned by such stockholder. At least annually, the corporation shall provide to all record holders of uncertificated shares a written statement including the information required by the preceding sentence.
     Every certificate representing certificated shares of the corporation shall be (i) respectively for each class or series of such shares, consecutively numbered in the order such shares are issued, (ii) impressed with the seal of the corporation or a facsimile thereof, and (iii) signed by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary; provided, however, that such signatures may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or any of its employees, and provided, further, that certificates signed by any officer or officers, or which include facsimile signatures of any officer or officers, who have ceased to be an officer or officers of the corporation, may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the corporation. Such certificate shall state (i) the name of the corporation, (ii) that the corporation has been organized or incorporated under the laws of the State of Nevada, (iii) the name of the person to whom such certificate is issued, (iv) the date of issue, (v) the class (or series of any class)~~, (v)~~ and the number of shares represented thereby, and (vi) the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of such certificate. In lieu of such statement or summary, such certificate may set forth that such a statement or summary will be furnished to any stockholder upon request without charge. Any restriction on transfer imposed by the corporation shall be noted conspicuously on such certificate. Such certificate shall be otherwise in such form as may be prescribed by the Board of Directors and shall conform to the rules of any stock exchange on which the shares represented by such certificate may be listed.
     Notwithstanding anything to the contrary in these Bylaws, at all times that shares of the corporation’s stock are listed on a stock exchange, such listed shares shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that such shares be eligible for issue in book-entry form. All issuances and transfers of shares shall be entered on the books of the corporation with the information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares are issued or transferred, the number of such shares and the date of such issue or transfer. Such books and information shall be maintained in a manner consistent with the requirements of the corporation’s direct registration system facility.
     Section 2. Cancellation of Certificates. Every certificate surrendered to the corporation for transfer shall be canceled and no new certificate or uncertificated shares shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen, or destroyed certificates.
     Section 3. Lost, Stolen, or Destroyed Certificates. Any holder of certificated shares claiming that the certificate representing such shares has been lost, stolen, or destroyed may prepare an affidavit or affirmation to that effect and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate or uncertificated shares. Thereupon, and upon the posting by such stockholder of an indemnity bond satisfactory to the corporation (the necessity for such bond and the amount thereof to be determined by the President or Treasurer of the corporation), the corporation may issue a new certificate, or uncertificated shares, representing the same number, class, and series of shares as were represented by the certificate alleged to have been lost, stolen, or destroyed.
     Section 4. Transfer of Shares. Subject to the terms of any stockholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by (i) the holder thereof in person, (ii) such holder’s legal representative, which representative shall furnish proper evidence of its authority to transfer, or (iii) such holder’s attorney, as authorized by a power of attorney duly executed and filed with the Secretary of the corporation. Any transfer of certificated shares shall be effective only upon the surrender and cancellation of a certificate or certificates for a like number of shares upon presentation and surrender of a certificate for shares properly endorsed (with such proof or guarantee of the authenticity of signature and of authority to transfer as the ~~Corporation~~corporation or any transfer agent may require) and payment of all taxes therefor. Any transfer of uncertificated shares shall be made in accordance with the policies and procedures of the corporation’s direct registration system facility. Each transfer of shares shall be entered on the books of the corporation and effected in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof. Except as otherwise expressly provided herein or by the NRS, the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or the rights deriving from such share on the part of any person other than the record holder of such share.
     Section 5. Transfer Agent, Registrars and Paying Agents. The Board of Directors may, at its discretion, appoint one or more transfer agents, registrars and agents for effecting the transfer of and making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada and shall have such rights and duties and shall be entitled to such compensation as may be agreed upon by the Board of Directors. Any and all such transfer agents, registrars and agents shall meet the applicable requirements for participation in the corporation’s direct registration system facility.

     Section 6. Acquisition of a Controlling Interest. To the fullest extent permitted by the laws of the State of Nevada, and as set forth specifically in NRS Section 78.378(1), as the same now exists or may hereafter be amended or supplemented, the provisions of NRS Section 78.378 to 78.3793, inclusive, shall not apply to the ~~capital stock of the~~ corporation.
ARTICLE VII
WAIVER OF NOTICE
     Whenever any notice is required to be given to any stockholder or director of the corporation, a waiver thereof in ~~writing,~~a signed writing or by transmission of an electronic record by the~~,~~ person or persons~~,~~ entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent~~,~~ to the giving of such notice.
ARTICLE VIII
AMENDMENTS
     These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, by the affirmative vote of a majority of the members of the Board of Directors ~~represented~~present at any regular or special meeting of the Board of Directors.
ARTICLE IX UNIFORMITY OF INTERPRETATION AND ~~SEVERARILITY~~SEVERABILITY
     The Bylaws shall be so interpreted and construed as to conform to the Articles of Incorporation and the statutes of the state of incorporation or of any other state in which conformity ~~ma~~may become necessary by reason of the qualification of the corporation to do business in such foreign state, and where conflict between these Bylaws and the Articles of Incorporation or the statutes of the state of incorporation has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any provision hereof or, the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of the Bylaws without the invalid provision or the application thereof and the provisions of these Bylaws are declared to be severable.

CERTIFICATE
     I hereby certify that the foregoing ~~Second~~Third Amended and Restated Bylaws, consisting of ~~13~~16 pages, including this page, constitute the ~~Second~~Third Amended and Restated Bylaws of Quest Resource Corporation, adopted by the Board of Directors of the corporation as of ~~October 13, 2005.~~May 7, 2008.

/s/ David E. Grose
David E. Grose, Corporate Secretary

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